UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a party other than the Registrant ☐

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

RED TRAIL ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

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P.O. Box 11
3682 Highway 8 South
Richardton, ND  58652

NOTICE OF 2012 ANNUAL MEETING OF MEMBERS
To be Held Wednesday, March 7, 2012

To our members:

The 2012 annual meeting of members (the “2012 Annual Meeting”) of Red Trail Energy, LLC (the “Company”) will be held on Wednesday, March 7, 2012, at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota. Registration for the meeting will start at 11:00 a.m. with a meal served at 12:00 p.m. The 2012 Annual Meeting will commence at approximately 12:30 p.m. If you plan to attend the meal, please R.S.V.P by calling Jennifer at 701-974-3308 Ext 101 by Friday, March 2, 2012. The Board of Governors encourages you to attend the meeting and the meal.

The purposes of the meeting are to: (1) Elect two governors to the Board and (2) Transact such other business as may properly come before the 2012 Annual Meeting or any adjournments thereof.

If you have any questions regarding the information in the proxy statement, regarding completion of the enclosed proxy card or for directions to be able to attend the meeting in person, please call the Company at 701-974-3308 or email us at proxy@redtrailenergy.com.

Only members listed on the Company's records at the close of business on January 30, 2012 are entitled to notice of the Member Meeting and to vote at the Member Meeting and any adjournments thereof. The proxy statement and proxy card are also available at www.redtrailenergyllc.com. To be certain that your membership units will be represented at the 2012 Annual Meeting, please return your proxy card by 4:00 p.m. on Tuesday, March 6, 2012. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

All members are cordially invited to attend the Annual Meeting in person. However, to assure the presence of a quorum, the board of governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of governors, whether or not you plan to attend the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the enclosed proxy card to the Company at 701-974-3309 or mail it to us using the enclosed envelope.

By order of the Governors,

/s/ Mike Appert
Mike Appert
Chairman and President

Richardton, ND

Red Trail Energy, LLC
P.O. Box 11
3682 Highway 8 South
Richardton, ND  58652

Proxy Statement
Annual Meeting of Members
Wednesday, March 7, 2012

This proxy solicitation is being made by Red Trail Energy, LLC (the “Company”). The proxy statement and proxy card were prepared by the Board of Governors of the Company for use at the 2012 Annual Meeting of members to be held on Wednesday, March 7, 2012 (the “2012 Annual Meeting”), and any adjournment thereof. The 2012 Annual Meeting will be held at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota. Registration for the meeting will begin at 11:00 a.m. The 2012 Annual Meeting will commence at approximately 12:30 p.m. This solicitation is being made by mail, however the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about February 1, 2012.

SECTION I - QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:
The Board of Governors is soliciting your proxy to vote at the 2012 Annual Meeting because you were a member of the Company at the close of business on January 30, 2012, the record date, and are entitled to vote at the meeting.

Q:	When and where is the 2012 Annual Meeting?

A:
The 2012 Annual Meeting will be held at the Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota on March 7, 2012. Registration for the meeting will begin at 11:00 a.m. The 2012 Annual Meeting will commence at approximately 12:30 p.m.

Q:    Who can attend the 2012 Annual Meeting?

A:	All members of the Company as of the close of business on the record date may attend the 2012 Annual Meeting.

Q:	What is the record date for the 2012 Annual Meeting?

A:	The record date for the 2012 Annual Meeting is January 30, 2012.

Q:	What am I voting on?

A:	You are voting on:

•	The election of two (2) governors

Q:    How many membership units are outstanding?

A:    On January 30, 2012, there were 40,213,973 outstanding Class A membership units.

Q:	What constitutes a quorum?

A:
As of the record date, the Company had 40,213,973 outstanding membership units. The presence of members holding fifty percent (50%) of the total outstanding membership units, or 20,106,987 membership units, constitutes a quorum. If you submit a properly executed proxy or appear in person at the 2012 Annual Meeting, then your units will be counted as part of the quorum.

Q.	How did you select who to nominate for governors?

A.
The Nominating Committee evaluates prospective nominees' knowledge about the Company, the ethanol industry, financial statements, corn and ethanol markets and general business.  Mike Appert and William Price, the Group II incumbent governors, were considered for nomination to their existing seats. The Nominating Committee did not receive nominations for any individuals other than the two incumbent governors. Based on this evaluation of the nominees, the Nominating Committee recommended that Mike Appert and William Price be nominated for election as Group II governors, to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified.  The Board recommends that members vote their units in favor of the election of Mike Appert and William Price.

Q:	What is the voting requirement to elect the governors and what is the effect of a withhold/abstention?

A:
In the election of governors, the two (2) nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected regardless of whether any individual nominee receives votes from a majority of the quorum. The presence (in person or by proxy) of members representing at least fifty percent (50%) of the membership voting interests is required for the election of governors.

Withhold/abstentions will be counted when determining whether a quorum is present. Withhold/abstentions for governor elections, however, will not be counted for or against any nominee because governors are elected by plurality vote, meaning that the person receiving the most votes in each group wins.

Q:	How many votes can I cast when electing governors?

A:
In accordance with the cumulative voting rights set forth in the Company's Articles of Organization and in Section 10-32-76 of the North Dakota Limited Liability Company Act, to which the Company is subject, you are entitled to give a nominee as many votes as is equal to the number of Units you own multiplied by the number of governors to be elected, or you may distribute your votes among the nominees as you see fit.  For example, if you own 100 Units as of the Record Date, and if two governors are to be elected in a group at the Annual Meeting, you have 200 votes that you can allocate among the nominees in that group in any manner you choose. You are not required to cumulate your votes and may split your votes equally among candidates.  If two governors are to be elected in a group at the Annual Meeting, the two nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected to the Company's Board. In order to exercise cumulative voting rights, one member must give written notice of his or her intent to cumulate voting power to any officer of the Company before or the meeting or give written notice to the Chairman at the meeting and prior to the election of governors. Then such cumulative voting option will be announced at the meeting and all members will have the option to cumulatively vote their units for the nominees. Such written notice regarding cumulative voting has been received and, thus, cumulative voting will be an option for the members when voting their units for the nominees.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2012 Annual Meeting, either in person or by proxy. You may vote using either of the following methods:

•
Proxy. The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2012 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2012 Annual Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at 701-974-3309. To be certain that your membership units will be represented at the 2012 Annual Meeting, please return your proxy card by 4:00 p.m. on Tuesday, March 6, 2012. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

If you sign and return the proxy card without specifying any choices for governor, your membership units will be voted for the recommended candidates William Price and Mike Appert.

•	In person at the 2012 Annual Meeting. All members may vote in person at the 2012 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card or attend the 2012 Annual Meeting in order for the units to be counted.

Q:    What can I do if I change my mind after I return my proxy?

A:    You may revoke your proxy by:

•	Voting in person at the 2012 Annual Meeting;

•	Giving personal or written notice of the revocation to Kent Anderson, CFO at the Company's offices at P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652 prior to the 2012 Annual Meeting; or

•	Giving personal or written notice of the revocation to our CFO, Kent Anderson, at the commencement of the 2012 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices on the proxy card for governors, then the proxies will vote your units for the board recommended candidates, William Price and Mike Appert. You may wish to vote for only one of the governor nominees. In this case, your vote will only be counted for the governor nominee you have selected. If you mark contradicting choices on the proxy card, such as both for and withhold for a nominee, your votes will not be counted with respect to the governor nominee for which you marked contradicting choices.

Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2012 Annual Meeting.

Q:	Who will count the vote?

A:
All votes will be tabulated by the Company's Chief Financial Officer, Kent Anderson, and the election will be certified by a representative from the BrownWinick Law Firm who will be serving as inspector of elections. Votes and abstentions will be tabulated separately.

Q:	How do I nominate a candidate for election as a governor at next year's annual meeting?

A:
Three governor positions will stand for election at the 2013 Annual Meeting. Nominations for governor positions are made by a nominating committee appointed by the Board of Governors. Members may request that the Company include a governor candidate in the Company's proxy materials and proxy card for the 2013 Annual Meeting pursuant to the requirements Rule 14a-11 under the Securities and Exchange Act of 1934, as amended. Written notice of a member's intent to nominate an individual for governor must also be given, either by personal delivery or by United State mail, postage prepaid, to the Company no less than 120 days prior to the one year anniversary date of the release of the Company's proxy materials to the Members for the 2012 Annual Meeting or by approximately September 30, 2012.

In addition, our Amended and Restated Operating Agreement provides that members must give advance notice to the Company of any person that they propose be nominated as a governor.  Under the advance notice provision, to be timely a member's notice must be received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members.  With regard to governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of Units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such Units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a governor and actions to be proposed or taken by such person if elected a governor and (f) the written consent of each person so proposed to serve as a governor if nominated and elected as a governor.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Governors take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2013 Annual Meeting?

A:
In order to be considered for inclusion in the Company's 2013 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, by September 30, 2012 (approximately 120 days prior to the anticipated mailing of the 2013 annual proxy statement). The Company suggests that proposals for the 2013 Annual Meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2013 Annual Meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than December 15, 2012 (approximately 45 days prior to the anticipated mailing of the 2013 Annual Meeting proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2013 Annual Meeting by December 15, 2012, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve future events, our future performance and our expected future operations and actions.  In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described elsewhere in this proxy statement and our other Securities and Exchange Commission filings.

·	Fluctuations in the price and market for ethanol and distillers grains;
·	Availability and costs of products and raw materials, particularly corn and coal;
·	Changes in the environmental regulations that apply to our plant operations and our ability to comply with such regulations;
·
Ethanol supply exceeding demand and corresponding ethanol price reductions impacting our ability to operate profitably and maintain a positive spread between the selling price of our products and our raw material costs;

·	Our ability to generate and maintain sufficient liquidity to fund our operations, meet debt service requirements and necessary capital expenditures;
·	Changes in plant production capacity or technical difficulties in operating the plant;
·	Lack of transport, storage and blending infrastructure preventing our products from reaching high demand markets;
·	Our ability to continue to meet our loan covenants;
·	Limitations and restrictions contained in the instruments and agreements governing our indebtedness;
·	Results of our hedging transactions and other risk management strategies;
·	Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices impacting the ethanol industry including:
ñ national, state or local energy policy;
ñ federal and state ethanol tax incentives;
ñ implementation of tariffs on distillers grains exported to other countries;
ñ legislation mandating the use of ethanol or other oxygenate additives;
ñ environmental laws and regulations that apply to our plant operations and their enforcement; or

ñ reduction or elimination of tariffs on foreign ethanol.
·	Changes and advances in ethanol production technology; and
·	Competition from alternative fuels and alternative fuel additives.

Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this proxy statement.  We are not under any duty to update the forward-looking statements contained in this proxy statement.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement.  You should read this proxy statement and the documents that we reference in this proxy statement, completely and with the understanding that our actual future results may be materially different from what we currently expect.  We qualify all of our forward-looking statements by these cautionary statements.

SECTION II - PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF GOVERNORS

Red Trail Energy has seven (7) governors.  Each governor is elected to a three year term.  The terms of the governors are staggered, so that the terms of no more than three governors expire every three years. The staggering of the terms of the governors commenced at the Annual Meeting of the members which was held on May 30, 2007, at which meeting two governors were elected to an initial one year term (Group I), two governors were elected to an initial two year term (Group II), and three governors were elected to an initial three year term (Group III). The Company's current Board of Governors, listed by Group, is as follows:

Group I:   Ronald Aberle and Ambrose Hoff - Terms expire in 2014
Group II:  Mike Appert and William Price - Terms expire in 2012
Group III: Frank Kirschenheiter, Sid Mauch and Tim Meuchel - Terms expire in 2013

The Nominating Committee of our Board of Governors is comprised of Frank Kirschenheiter, Ron Aberle, Ambrose Hoff, Sid Mauch and Tim Meuchel and is responsible for selecting candidates for governor. The Nominating Committee of our Board of Governors undertook a review of all prospective nominees.  Mike Appert and William Price, the Group II incumbent governors, were considered for nomination to their existing seats. The Nominating Committee did not receive nominations for any individuals other than the two incumbent governors.

Based on this evaluation of the nominees, the Nominating Committee recommended that Mike Appert and William Price be nominated for election as Group II governors, to serve until the 2015 Annual Meeting or until their successors are duly elected and qualified.  Mike Appert and William Price have each consented to being named in the proxy statement and to serve if elected. The Board recommends that members vote their units in favor of the election of Mike Appert and William Price.

The two candidates who receive a plurality of the affirmative votes for the election of governors (in person or by proxy) will be elected to the position of governor.  If you fail to mark a vote, the proxies solicited by the Board of Governors will be voted in favor of the Board of Governors' nominees and your Units will be equally distributed among the two nominating committee-recommended nominees.  If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

The following table contains certain information with respect to the nominees for election to the Board of Governors at the 2012 Annual Meeting (which includes all nominees, regardless of whether they are nominees recommended by the Board of Governors and the Nominating Committee):

Name	Age	Year First Became A Governor	Term Expires	If Elected, Term will Expire
Mike Appert	43	2003	2012	2015
William Price	49	2003	2012	2015

Biographical Information of Nominees

Mike Appert, Age 43, 755 Hwy 34, Hazelton, ND 58544

Mr. Appert currently serves as the Chairman of the Board of Governors.  He previously served as Secretary.  Mr. Appert serves as chairman of our Compensation Committee and is also a member of the Risk Management Committee. Mr. Appert has been a Governor since our inception.

Mr. Appert has been the owner and president of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991, as well as operating a Mycogen Seeds Dealership.  He also serves on several boards which include the Hazelton Airport Authority as president, the Goose Lake Chapter Pheasants Forever as Treasurer and the Hazelton Lions Club. The Company has determined that Mr. Appert is qualified to serve on the Board of Governors because of his experience as a corn producer and as a business owner.

William Price, Age 49, 2270 River Road, Price, ND 58530

Mr. Price has served as a Governor since our inception. He currently serves as a member of the Audit and Compensation Committees.  He served as Vice President from inception of the Company until May 2007, and recently served as Secretary.

Since 1980, Mr. Price has been the managing partner and is currently vice president of Price Cattle Ranch LLP, a cattle operation.  Since 1997, he has been the managing partner and is currently the president of Missouri River Feeders LLP, a feedlot and diversified farm.  He also serves as a governor of Dakota Beef Growers, LLC, a specialized beef operation, and is a governor of Sunnyside Feeds, LLC, a custom feed plant.  Mr. Price is also a governor of North Dakota Sow Center LLLP, a 10,000 head ISO wean facility.  Mr. Price is a member of multiple associations, including the North Dakota Stockmen's Association, the National Cattlemen's Beef Association, and the Great Bend Irrigation District, and has served on the Missouri Slope Irrigation Board of Governors and served as Chairman of the North Dakota Feeder Council. The Company has determined that Mr. Price is qualified to serve on the Board of Governors because of his business experience, specifically his familiarity with businesses that purchase the Company's distilled grains by-products.

Required Vote and Board Recommendation

The affirmative vote of a plurality of the membership voting interests is required to elect a nominee to the position of governor. The two nominees receiving the greatest number of votes will be elected as governors. If you do not submit a proxy card or attend the meeting, or if you abstain from voting, your vote will not be counted as a vote for or against any nominee.

YOUR BOARD believes MIKE APPERT and WILLIAM PRICE are well qualified to serve as governors of the Company AND RECOMMENDS THE ABOVE NOMINEES FOR ELECTION AS GOVERNORS AT THE 2012 ANNUAL MEETING.

SECTION III - REQUIRED INFORMATION

GOVERNORS AND OFFICERS

Biographical Information for Non-nominee Governors

Tim Meuchel, Governor and Vice-Chairman

Mr. Meuchel currently serves as Vice Chairman of the Board of Governors. He currently serves as the chairman of our Risk Management Committee and is a member of the Compensation and Nominating Committees.   Mr. Meuchel has been a Governor since May 2007.

Mr. Meuchel has been the president of Modern Grain, Inc., a grain elevator located in Hebron, North Dakota, since 1986.  The Company has determined that Mr. Meuchel is qualified for service on the Board of Governors because of his experience as a grain elevator manager in the general locality of the Company and his familiarity with many critical components that affect the Company's grain merchandising operation.

Ambrose Hoff, Governor and Secretary

Mr. Hoff currently serves as Secretary of the Board of Governors. He is also a member of our Compensation and Nominating Committees.

Mr. Hoff is the President of Stone Mill, Inc, a grain processing plant and also the CEO of Amber Waves, Inc., a manufacturing facility. both located in Richardton, North Dakota. Mr. Hoff is an active board member of the Richardton Development Company and previously served as our President from inception to August 28, 2006 and as a Governor until 2007 until re-elected as Governor in 2011. The Company has determined that Mr. Hoff is qualified for service on the Board of Governors because of his involvement in the development of the Company and his experience as a business owner in the general location of the Company.

Ronald Aberle, Governor

Mr. Aberle is an owner and managing partner of Aberle Farms, a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle currently serves as an Advisory Board member of US Bank in Bismarck and is a Trustee of St. Hildegard's Church.

Mr. Aberle has served as a Governor since our inception and is a member of our Audit, Compensation, Nominating and Risk Management Committees. The Company has determined that Mr. Aberle is qualified for service on the Board of Governors because of his experience as a corn producer.

Frank Kirschenheiter, Governor

Mr. Kirschenheiter has served as a Governor since May 2007. He previously served as Treasurer of the Board of Governors and is a member of the Compensation and Nominating Committees.

Mr. Kirschenheiter has served as the chief executive officer of Charmark International, LLC since 2005.  He and his wife Earlene are involved with their children in a small cattle operation.  Mr. Kirschenheiter has served as the mayor of the City of Richardton for the past 14 years. The Company has determined that Mr. Kirschenheiter is qualified for service on the Board of Governors because of his experience in public service in the general locality of the Company.

Sid Mauch, Governor

Mr. Mauch has served as a Governor since March 2009, replacing Roger Berglund, who resigned as a Governor of the Company in December 2008.  He is currently serves as chairman of our Audit Committee and is a member of the Compensation, Nominating and Risk Management Committees.

Mr. Mauch was the manager and controller of Maple River Grain & Agronomy, LLC, a grain elevator and agronomy supplier located in Casselton, North Dakota, for since 1976. The Company has determined that Mr. Mauch is qualified for service on the Board of Governors because of his extensive experience in the grain merchandising industry, specifically his familiarity with many critical components that affect the Company's grain merchandising operation.

Biographical Information Regarding Officers and Key Employees

Gerald Bachmeier, Chief Executive Officer

Mr. Bachmeier has been involved in the ethanol industry for the past twenty two years. He has served as a Plant Manager of Morris Ag Energy and Chief Marketing Manager of United Ethanol Sales. He was instrumental in the design, formation and construction of DENCO, LLC and was the major role player for the acquisition of Morris Ag Energy. Mr. Bachmeier has held various board positions with many industry trade groups including the Renewable Fuels Association and the Minnesota Coalition for Ethanol. Mr Bachmeier currently serves on the board for the Renewable Fuels Marketing Group and the North Dakota Ethanol Council.

Kent Anderson, Chief Financial Officer

Mr. Anderson has over fifteen years of experience in various corporate accounting positions.  Prior to being appointed as the Company's Chief Financial Officer, Mr. Anderson most recently served as the CFO and Assistant Treasurer for the Theodore Roosevelt Medora Foundation from August 2006 to April 2010.  Prior to that, Mr. Anderson worked as the Compliance and Control Manager for Dakota Growers Pasta Company, Inc. from January 2005 to August 2006. Mr. Anderson is a Certified Public Accountant with a Bachelors of Accountancy degree from the University of North Dakota.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information concerning the beneficial ownership of persons known to management of the Company owning 5% or greater of the outstanding Class A Membership Units, based on 40,213,973 Units outstanding as of January 30, 2012, as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	RTSB, LLC 3128 Bayshore Bend Mandan, ND 58554	2,619,500(1)	6.50%

(1)	RTSB, LLC is a limited liability company, whose members have direct beneficial ownership of all of the Units. Mr. Bachmeier is our Chief Executive Officer and is a principal owner in RTSB, LLC.

 SECURITY OWNERSHIP OF OUR BOARD OF GOVERNORS, MANAGEMENT AND OUR NOMINEES

As of January 30, 2012, members of our management, our Board of Governors and our nominees own membership units as follows:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Mike Appert	1,095,000(1)	2.72%
Membership Units	Tim Meuchel	1,020,000(2)	2.53%
Membership Units	Ambrose Hoff	660,000(3)	1.64%
Membership Units	Ron Aberle	372,920(4)	*
Membership Units	Frank Kirschenheiter	291,350(5)	*
Membership Units	Sid Mauch	1,000	*
Membership Units	William Price	400,000(6)	*
Membership Units	Gerald Bachmeier, CEO	2,619,500(7)	6.50%
Membership Units	Kent Anderson, CFO	100,000(8)	*
TOTAL:	Governors/Officers/ Nominees as a Group (12 persons)	6,559,770	16.28%

(*)	Designates less than one percent ownership.

(1)
Includes 375,000 Units which Mr. Appert owns jointly with his spouse and 100,000 Units held directly by his son of which Mr. Appert disclaims beneficial ownership.  Additionally, 160,000 Units are held by Appert Acres, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership and 160,000 Units are held by Appert Farms, Inc., of which Mr. Appert is a partial owner and of which Mr. Appert disclaims beneficial ownership.

(2)	Includes 110,000 Units indirectly held by Mr. Meuchel for the benefit of his son, and 200,000 Units owned by Mr. Meuchel's spouse of which Mr. Meuchel disclaims beneficial ownership.

(3)
Includes 350,000 Units owned jointly with Mr. Hoff's spouse.  Additionally, 300,000 Units are held by Richardton Development Company, of which Mr. Hoff serves as an officer and of which Mr. Hoff disclaims personal ownerhip.

(4)
Includes 160,000 Units held jointly with Mr. Aberle's spouse and 12,920 held beneficially in Mr. Aberle's IRA account. Additionally, 200,000 Units are held by Aberle Farms of which Mr. Aberle is a partner and of which Mr. Aberle disclaims beneficial ownership.

(5)	Includes 228,850 Units held by Richardton Investments LLC, of which Mr. Kirschenheiter is a partial owner and of which Mr. Kirschenheiter disclaims beneficial ownership.

(6)	Includes 300,000 Units which Mr. Price owns jointly with his brother and 100,000 Units held jointly with his brother and mother.

(7)	Includes 2,619,500 Units owned by RTSB, LLC of which Mr. Bachmeier is a principal owner and of which Mr. Bachmeier disclaims beneficial ownership.

(8)	Includes 20,000 fully vested units owned by Mr. Anderson and 80,000 Units which vest over the remaining four-year vesting period of Mr. Anderson Equity Grant Agreement dated July 1, 2011.

BOARD OF GOVERNORS' MEETINGS AND COMMITTEES

The Board generally meets once per month. The Board held nine regularly scheduled meetings and four special meeting during the nine month transition period ended September 30, 2011. Each governor attended at least 75% of the meetings of the board of governors during the nine month transition period ended September 30, 2011.

The Board of Governors does not have a formalized process for holders of membership units to send communications to the Board of Governors. The Board of Governors feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the Board of Governors are free to do so by contacting a governor. The names of our governors and their addresses are listed on the Company's website at www.redtrailenergyllc.com/investors/board_of_directors or are available by calling the Company's office at 701-974-3308.

The Board of Governors does not have a policy with regard to governors' attendance at annual meetings. Last year, all seven governors serving at the time of the annual meeting attended the Company's annual meeting. Due to this high attendance record, it is the view of the board of governors that such a policy is unnecessary.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all of our employees, officers and governors, and a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer or Controller and other persons performing similar functions.  The Code of Business Conduct and Code of Ethics are available on the Investors section of our website at http://redtrailenergyllc.com/investors.

Committees

The Board of Governors has four standing committees: The Audit Committee, Compensation Committee, Nominating Committee and Risk Management Committee.

Audit Committee

The Audit Committee of the board of governors operates under a charter adopted by the board of governors on December 22, 2010. Under the charter, the Audit Committee must have at least three members.  Our Audit Committee members are Sid Mauch, Ronald Aberle and William Price. The chairperson of the Audit Committee is Mr. Mauch. Our Audit Committee currently does not have an individual designated as a financial expert and has communicated this to the Nominating Committee for their consideration as they review potential nominees for the board of governors.  The Audit Committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Our Audit Committee charter requires a majority of our committee members to be independent as defined in the Audit Committee Charter. All three members of our Audit Committee are independent as required by our Audit Committee charter.

The Audit Committee held three meetings during the nine month transition period ended September 30, 2011.  All of our Audit Committee members were present at all of the audit committee meetings.

Audit Committee Report

The Audit Committee delivered the following report to the board of governors of the Company on December 13, 2011. The following report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The Audit Committee reviews the Company's financial reporting process on behalf of the board of governors. Management has the primary responsibility for the financial statements and the reporting process.  The Company's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the nine month transition period ended September 30, 2011.  The Audit Committee has discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P., its independent auditors, the matters required to be discussed by ASU section 380 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received and reviewed the written disclosures and the letter to management from Boulay, Heutmaker, Zibell & Co. P.L.L.P., as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants the independent accountants' independence.  The Audit Committee has considered whether the provision of services by Boulay, Heutmaker, Zibell & Co. P.L.L.P., not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, and concluded that the provision of such services is compatible with maintaining Boulay, Heutmaker, Zibell & Co. P.L.L.P's independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of governors that the audited financial statements referred to above be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2011.
Audit Committee

Sid Mauch, Chairman
Ron Aberle
William Price

Independent Registered Public Accounting Firm

The audit committee has selected Boulay, Heutmaker, Zibell & Co. as the independent registered public accountants for the fiscal quarter October 1, 2011 to December 31, 2011 and the audit committee anticipates selecting its independent registered public accountant on a quarterly basis thereafter for the fiscal year ending September 30, 2012. A representative of Boulay, Heutmaker, Zibell & Co. is expected to be present at the 2012 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees

The fees charged by Boulay, Heutmaker, Zibell & Co. during the last two fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees	2011	$80,800
	2010	$87,050
Audit- Related Fees	2011	$1,000
	2010	$—
Tax Fees	2011	$800
	2010	$1,300
All Other Fees	2011	$—
	2010	$12,790

•
Audit Fees. This category includes the fees and out-of-pocket expenses for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

•	Audit-Related Fees.

•	Tax Fees. This category consists of fees for tax compliance, tax advice and tax planning.

•	All Other Fees. This category consists of fees for other non-audit services.

The Board of Governors is required to pre-approve all audit and non-audit services performed by the Company's independent auditor to assure that the provision of such services does not impair the auditor's independence.  The Board will not authorize the independent auditor to perform any non-audit service which independent auditors are prohibited from performing under the rules and regulations of the Securities and Exchange Commission or the Public Company Accounting Oversight Board. The Board may delegate its pre-approval authority to one or more of its governors, but not to management. The governor or governors to whom such authority is delegated shall report any pre-approval decisions to the Board at its next scheduled meeting.

Compensation Committee
The Company's standing Compensation Committee consists of all members of the Board of Governors and has the overall responsibility for approving and evaluating the Company's governor and Chief Executive Officer's compensation. Mr. Appert serves as chairman of the Compensation Committee. The Compensation Committee has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company's Chief Financial Officer, and also the authority to implement compensation plans, policies and programs consistent with the Company's philosophy and objectives. The Compensation Committee has not engaged compensation consultants to assist in determining or recommending the amount or form of executive or governor compensation, but would consider doing so in those situations where it felt such an engagement was warranted or appropriate.

The Compensation Committee does not operate under a charter and is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system or a national securities association or to issuers of such securities.

Nominating Committee
The Nominating Committee of the Board of Governors consists of Frank Kirschenheiter, Ron Aberle, Ambrose Hoff, Sid Mauch and Tim Meuchel. Mr. Kirschenheiter serves as chairman of the Nominating Committee. The Nominating Committee met two times during the nine month transition period ended September 30, 2011, and also met one time during January 2012.  The Nominating Committee does not currently have a written charter.

Governor Nominations Policy

Our Nominating Committee will consider governor candidates recommended by members.  Members interested in submitting the name of a candidate for consideration as governor should send a letter to the Secretary of the Company, P.O. Box 11, 3682 Highway 8 South, Richardton, ND 58652, and specify that the letter should be forwarded to the chairman of the Nominating Committee.  Our Board has not yet adopted a formal policy regarding qualifications of governor candidates.  Currently, in evaluating governor nominees, our nominating committee and Board considers a variety of factors, including the appropriate size of our Board of Governors; our needs with respect to the particular talents and experience of our governors; the knowledge, skills and experience of nominees, including experience in the ethanol, corn or feed industries, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

On July 31, 2008, our Board of Governors adopted an Amended and Restated Operating Agreement, which provided that members must give advance notice to the Company of any business that they propose to bring before an annual meeting or of any person that they propose be nominated as a governor.  Under the advance notice provision, to be timely a member's notice must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of members.  With regard to governor nominations, the notice must also set forth (a) the name and address of the member who intends to make the nomination, (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five (5) years, (d) the number of Units of the Company beneficially owned by each person so proposed and the earliest date of acquisition of any such Units, (e) a description of any arrangement or understanding between each person so proposed and the member(s) making such nomination with respect to such person's proposal for nomination and election as a governor and actions to be proposed or taken by such person if elected a governor and (f) the written consent of each person so proposed to serve as a governor if nominated and elected as a governor.

For the 2012 Annual Meeting, the Nominating Committee evaluated the qualifications and performance of two incumbent governors, Mike Appert and William Price, whose terms as Group II governors will expire at this Annual Meeting. Based upon these evaluations, the Nominating Committee recommended Mr. Appert and Mr. Price for election as governors at the 2012 Annual Meeting.

Risk Management Committee

The Risk Management Committee of the Board of Governors consists of Tim Meuchel, Ron Aberle, Mike Appert, and Sid Mauch. Mr. Meuchel serves as chairman of the Risk Management Committee. The Risk Management Committee is involved in setting the direction for the Company in relation to its corn and ethanol hedging strategies. The Risk Management Committee met thirty-six (36) times during our nine month transition period ended September 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a policy requiring all governors, officers and employees, and their immediate family members to notify the Board about any transaction, of any size, with the Company.  Some of our governors, officers and employees and their immediate family members have sold corn to the Company or purchased distillers grains from the Company.  These purchases and sales were made on terms available to all parties that do business with the Company, and were as follows for the last two fiscal years.

Ron Aberle, a governor, and a company owned in part by Mr. Aberle, sold corn to the Company in an amount equal to $1,216,012 and $1,021,837 during the nine month transition period ended September 30, 2011 and the fiscal year ended December 31, 2010, respectively.

Mike Appert, a governor, and a company owned in part by Mr. Appert, sold corn to the Company in an amount equal to $231,481 and $1,855,554 during the nine month transition period ended September 30, 2011 and the fiscal year ended December 31, 2010, respectively.

Ambrose Hoff, a governor, sold corn to the Company in an amount equal to $197,679 and $95,911 during the nine month transition period ended September 30, 2011 and the fiscal year ended December 31, 2010, respectively.

Tim Meuchel, a governor, and a company owned in part by Mr. Meuchel, sold corn and provided trucking services to the Company in an amount equal to $850,440 and $321,790 during the nine month transition period ended September 30, 2011 and the fiscal year ended December 31, 2010, respectively.

William Price, a governor, and a company owned in part by him, sold corn to the Company in an amount equal to $598,803 and $126,949 during the nine month transition period ended September 30, 2011 and the fiscal year ended December 31, 2010, respectively.

COMPENSATION OF GOVERNORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who serve as our Chief Executive Officer and Chief Financial Officer are referred to as the “executive officers”. The Compensation Committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives.

Compensation Philosophy and Objectives

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

The Compensation Committee is responsible for determining the nature and amount of compensation for the Company's Chief Executive Officer and has delegated to the Chief Executive Officer the authority to set compensation for lower executive officers, including the Company's Chief Financial Officer. The Compensation Committee has also delegated to the Chief Executive Officer the authority to implement compensation plans, policies and programs consistent with the Company's philosophy and objectives.

The Compensation Committee entered into an employment agreement with the Company's Chief Executive Officer effective on July 8, 2010 for a term of five and one-half years. The employment agreement provides for an annual base salary and a year-end bonus based on the Company's net income.

Base Salary

The evaluation of the Chief Executive Officer's employment agreement was based on the scope of the chief executive's roles, roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions.

Bonus

In addition to the base salary, the evaluation of the Chief Executive Officer's employment agreement also included the potential to earn a year-end bonus based on the Company's net income. The Compensation Committee believes that the alignment of bonus potential with the Company's financial performance is consistent with the Company's compensation philosophy and objectives.

Accounting and Tax Treatment of Awards

None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon this review and discussion, the board of governors determined that the Compensation Discussion and Analysis should be included in this annual report.

Compensation Committee

Mike Appert-Chair
Tim Meuchel
Ambrose Hoff
Ron Aberle
Frank Kirschenheiter
Sid Mauch
William Price

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two fiscal periods to our Chief Executive Officer and Chief Financial Officer. In July 2011 the Company entered into an equity grant agreement with our Chief Financial Officer for the receipt of 100,000 units. The units are issued based on a five year vesting schedule, and the first units were awarded on October 1, 2011. Compensation expense related to this award is recognized over the period of service related to the units.

We did not have any compensatory security option plan or other plan for long term compensation for our other Executive Officer or governors in place as of September 30, 2011. Further, as of September 30, 2011, none of our governors had any options, warrants, or other similar rights to purchase securities of the Company.

Compensation of Named Executive Officers

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total
Gerald Bachmeier, Chief Executive Officer(1)	Nine Month Transition Period Ended 2011	$105,962	$19,710	$—	$125,672
	Fiscal Year 2010	$73,346	$34,281	$—	$107,627
Kent Anderson, Chief Financial Officer(2)	Nine Month Transition Period Ended 2011	$90,385	$9,855	$20,000	$120,240
	Fiscal Year 2010	$61,223	$20,000	$—	$81,223
Calvin Diehl, Former Chief Executive Office (3)	Fiscal Year 2010	$104,733	$9,600	$—	$114,333
Mark Klimpel, Former Chief Financial Officer (4)	Fiscal Year 2010	$53,058	$—	$—	$53,058

(1)
Mr. Bachmeier was appointed Chief Executive Officer effective July 8, 2010 and is paid pursuant to Mr. Bachmeier's employment agreement - see additional information under “Employment Agreements with Governors or Officers.” Mr. Bachmeier previously served as CEO from June 16, 2009 to December 31, 2009. Mr. Bachmeier's salary for 2012 has been set at $155,000.

(1)
Stock award reflects 20,000 Units with an estimated valuation of $1 per Unit. Compensation expense of $20,000 related to this award was recognized in the nine month transition period ended September 30, 2011. Mr. Anderson's salary for the 2012 fiscal year has been set at $117,000.

(2)	Mr. Diehl resigned his position as CEO effective July 7, 2010.

(3)
Mr. Klimpel resigned his position as CFO effective May 13, 2010 and amounts paid were pursuant to Mr. Klimpel's employment agreement - see additional information under “Employment Agreements with Governors or Officers.”

Employment Agreements with Governors or Officers

On June 29, 2010, the Company's board of governors approved a management reorganization plan that became effective on July 8, 2010.  Pursuant to this management reorganization plan, Gerald Bachmeier was appointed to the position of Chief Executive Officer for the Company. In conjunction with the implementation of the Company's management reorganization plan, the Company and Mr. Bachmeier entered into an employment agreement effective July 8, 2010.  The term of Mr. Bachmeier's employment agreement is five and one-half years and is subject to customary termination provisions.    The employment agreement provides for an annual base salary as well as a year-end bonus based on the Company's net income.

We do not have any employment agreements with any other officer or govenor.

GOVERNOR COMPENSATION

Our Board of Governors adopted a governor compensation policy on July 24, 2007.  However, in December 2008, compensation was suspended on a voluntary basis and subsequently reinstated during January 2010.  Pursuant to the governor compensation policy, we currently pay governor fees as follows:

•	$500.00 per Board meeting

•	$400.00 per Audit Committee meeting or Audit Committee conference call

•	$400.00 per Nominating Committee meeting

•	$100.00 for meetings attended by conference call, with the exception of Audit Committee conference calls

The compensation policy also provides for reimbursement to governors for all out-of-pocket costs and mileage for travel to and from meetings and other locations to perform these tasks.

In the nine month transition period ended September 30, 2011, the Company had incurred an aggregate of $88,709 in governor fees and related expenses.

The table below shows the compensation paid to each of our governors for the nine month transition period ended September 30, 2011.

GOVERNOR COMPENSATION
		Annual Compensation
Name	Nine Month Transition Period Ended September 30, 2011	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total Compensation
Mike Appert	2011	$12,400	$1,770	$14,170
Tim Meuchel	2011	$11,100	$18,930	$30,030
Ambrose Hoff	2011	$1,000	$167	$1,167
Ron Aberle	2011	$10,600	$135	$10,735
Frank Kirschenheiter	2011	$4,700	$—	$4,700
Sid Mauch	2011	$12,100	$3,341	$15,441
William Price	2011	$7,800	$63	$7,863
Jody Hoff	2011	$4,300	$303	$4,603

(1)	Includes reimbursement for regular board meetings as well as committee meetings.

(2)	Includes reimbursement for mileage incurred in connection with services rendered to the Board of Governors and for services rendered to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and governors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the nine month transition period ended September 30, 2011.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's transition report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the nine month transition period ended September 30, 2011, accompanies the mailing of this proxy statement.

The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to Kent Anderson, Chief Financial Officer of Red Trail Energy, LLC at P.O. Box 11, 3682 Highway 8 South, Richardton, ND, 58652 or e-mail at kent@redtrailenergy.com. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail Stop 0-5, Alexandria, VA 22312-2413, by email at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC's internet site (www.sec.gov).

RED TRAIL ENERGY, LLC
PROXY
SOLICITED ON BEHALF OF OUR BOARD OF GOVERNORS
FOR THE ANNUAL MEETING OF MEMBERS TO BE HELD ON
March 7, 2012

MEMBER NAME:

NUMBER OF MEMBERSHIP UNITS:

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes below
3) Sign and date the proxy card
4) Return the proxy card in the envelope provided or via fax to 701-974-3309 no later than 4:00 p.m. on Tuesday, March 6, 2012.

The undersigned hereby appoints Tim Meuchel and Sid Mauch, and each or either of them, with the power of substitution, as Proxies to represent the undersigned and to vote as designated below, at the Annual Meeting of Members to be held on Wednesday, March 7, 2012, at Ramkota Hotel, 800 South 3rd Street, Bismarck, North Dakota, and at adjournment thereof, on any matters coming before the meeting.

Said Proxies will vote on the proposals set forth in the notice of the annual meeting and proxy statement as specified on this card. If a vote is not specified, said Proxies will vote in favor of the proposal listed below. If any other matters properly come before the annual meeting, said Proxies will vote on such matters in accordance with the recommendations of the board of governors except to the extent that such matters would include substantive matters presented by the Company that would otherwise be required to be separately set out by the Company on the proxy card.

Proposal 1.    Elect two (2) governors to the Board of Governors.  Each will serve for a term of three years.

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.

You are entitled to give a nominee as many votes as is equal to the number of Units you own multiplied by 2 (the number of governors to be elected), or you may distribute your votes among the nominees as you see fit.  Write in the number of votes you are allocating to any nominee below. The Board of Governors recommends you vote your Units for Mike Appert and William Price.

Mike Appert	Votes

William Price	Votes

This proxy card, if signed and returned, will be voted in accordance with your instructions above and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. The Proxies cannot vote your units unless you sign and return this card.

Please sign exactly as your name appears on your unit certificate. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Unit Holder	Signature of Unit Holder
Dated:	Dated: